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                                                                   Exhibit 4.05

               REGISTRATION RIGHTS, LOCK-UP AND PLEDGE AGREEMENT

        This Registration Rights, Lock-Up and Pledge Agreement (the "Agreement") is entered into as of May 5, 1994 by and between Crescent Real Estate Equities, Inc., a Maryland corporation (the "Company"), Crescent Real Estate Equities Limited Partnership (the "Operating Partnership") and certain stockholders of the Company (the "Holders") who have executed a signature page to this Agreement and who are identified on Schedule A hereto.

        WHEREAS, the Holders (as defined below) are to receive shares of common stock of the Company, $0.01 par value ("Common Stock"), or limited partnership interests ("Units") in the Operating Partnership issued without registration under the Securities Act of 1933, as amended (the "Securities Act"), in connection with the formation transactions described in the Registration Statement on Form S-11 (File No. 33-75188), as amended, relating to the Offering (as defined below);

        WHEREAS, this Agreement is made pursuant to (i) the U.S. Purchase Agreement dated April 28, 1994 (the "U.S. Purchase Agreement") by and among the Company, the Operating Partnership, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Bear, Stearns & Co. Inc., Dean Witter Reynolds Inc., PaineWebber Incorporated and Prudential Securities Incorporated, as representatives of the several underwriters named on Schedule A thereto (the "Representatives"), and (ii) the International Purchase Agreement dated April 28, 1994 (the "International Purchase Agreement") by and among the Company, the Operating Partnership, and Merrill Lynch International Limited, Bear, Stearns International Limited, Dean Witter International Ltd., PaineWebber International (U.K.) Ltd. and Prudential-Bache Securities (U.K.) Inc., as lead managers of the several managers named on Schedule A thereto (the "Lead Managers");

        WHEREAS, in order to induce the Representatives to enter into the U.S. Purchase Agreement and the Lead Managers to enter into the International Purchase Agreement, the Holders have agreed to the Lock-Up set forth in Section 2 hereof and the Pledge set forth in Section 13 hereof; and

        WHEREAS, in order to induce the Holders to consummate the transactions described in the registration statement relating to the Offering the Company has agreed to provide the Holders with the registration rights set forth in
Section 3 hereof.

        NOW, THEREFORE, in consideration of the foregoing, the mutual promises and agreements set forth herein, and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:




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        1.      Certain Definitions.

        As used in this Agreement, the following capitalized defined terms shall have the following meanings:

        "Common Stock" shall have the meaning set forth in the preamble hereof.

        "Company" shall have the meaning set forth in the preamble hereof.

        "Holders" shall have the meaning set forth in the preamble hereof.

        "Merrill Lynch" means Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated.

        "NASD" shall mean the National Association of Securities Dealers, Inc.

        "Offering" shall mean the sale of Common Stock in connection with the Company's initial public offering.

        "Operating Partnership" shall have the meaning set forth in the preamble and also shall include the Operating Partnership's successors.

        "Operating Partnership Agreement" shall have the meaning set forth in
Section 2(b) hereof.

        "Person" shall mean an individual, partnership, corporation, trust, or incorporated organization, or a government or agency or political subdivision thereof.

        "Prospectus" shall mean the prospectus included in a Registration Statement, including any preliminary prospectus, as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Shares covered by such Registration Statement, and by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein.

        "Registrable Shares" shall mean the Shares, excluding (i) Shares for which a Registration Statement relating to the sale thereof shall have become effective under the Securities Act and which have been disposed of under such Registration Statement, (ii) Shares sold pursuant to Rule 144 under the Securities Act or (iii) Shares eligible for sale pursuant to Rule 144(k) under the Securities Act.

        "Registration Expenses" shall mean any and all expenses incident to performance of or compliance with this Agreement, including, without limitation: (i) all SEC, stock exchange or NASD registration and filing fees;
(ii) all fees and

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expenses incurred in connection with compliance with state securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualification of any of the Registrable Shares and the preparation of a Blue Sky Memorandum) and compliance with the rules of the NASD;
(iii) all expenses of any Persons in preparing or assisting in preparing, word processing, printing and distributing any Registration Statement, any Prospectus, certificates and other documents relating to the performance of and compliance with this Agreement; (iv) all fees and expenses incurred in connection with the listing, if any, of any of the Registrable Shares on any securities exchange or exchanges pursuant to Section 3(e) hereof; and (v) the fees and disbursements of counsel for the Company and of the independent public accountants of the Company, including the expenses of any "cold comfort" letters required by or incident to such performance and compliance. Registration Expenses shall specifically exclude underwriting discounts and commissions relating to the sale or disposition of Registrable Shares by a selling Holder, the fees and disbursements of counsel representing a selling Holder, and transfer taxes, if any, relating to the sale or disposition of Registrable Shares by a selling Holder, all of which shall be borne by such Holder in all cases.

            "Registration Statement" shall mean any registration statement of the Company and any other entity required to be a registrant with respect to such registration statement pursuant to the requirements of the Securities Act which covers any of the Registrable Shares on an appropriate form, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein, all exhibits thereto and all materials incorporated by reference therein.

            "SEC" shall mean the Securities and Exchange Commission.

            "Shares" shall mean (i) the Common Stock issued to the Holders on the date hereof, and (ii) any Common Stock issued or to be issued to the Holders in exchange for the Units received by the Holders on the date hereof.

            "Units" shall have the meaning set forth in the preamble hereof.

        2.  Lock-up Agreement.

            (a) Each Holder hereby agrees that, except as set forth in Section 2(b) below, from the date hereof until one year following the closing of the Offering (the "Lock-up Period"), without the prior written consent of Merrill Lynch and the Company, it will not offer, pledge, sell, contract to sell, grant any options for the sale of or otherwise transfer, distribute or dispose of, directly or indirectly (collectively "Dispose of"), any Shares or Units (the "Lock-up").

            (b) The following dispositions of Shares and/or Units shall not be subject to the Lock-up set forth in Section 2(a):

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                (i) a Holder who is a natural person may Dispose of Shares or
        Units to his or her spouse, siblings, parents or any natural or adopted children or other descendants or to any personal trust in which any such family member or such Holder retains the entire beneficial interest;

                (ii) a Holder that is a corporation, partnership, joint venture or other business entity may Dispose of Shares or Units to one or more Persons who have an ownership interest in such Holder or to one or more other entities that are wholly owned and controlled, legally and beneficially, by such Holder or by one or more of the Persons who have an ownership interest in such Holder;

                (iii) a Holder may Dispose of Shares or Units on his or her death to such Holder's estate, executor, administrator or personal representative or to such Holder's beneficiaries pursuant to a devise or bequest or by laws of descent and distribution; and

                (iv) a Holder may Dispose of Shares or Units as a gift or other transfer without consideration;

provided, however, that in the case of any transfer of Shares or Units pursuant to clauses (i), (ii) and (iv), the transferor shall, at the request of the Company, provide evidence (which may include, without limitation, an opinion of counsel satisfactory in form, scope and substance to the Company in its sole discretion as the issuer thereof) satisfactory to the Company that the transfer is exempt from the registration requirements of the Securities Act and shall, in the case of Units, comply with all provisions relating to the transfer of Units contained in the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership (the "Operating Partnership Agreement").

        In the event any Holder Disposes of Shares or Units described in this
Section 2(b), such Shares or Units shall remain subject to this Agreement and, as a condition of the validity of such disposition, the transferee shall be required to execute and deliver a counterpart of this Agreement. Thereafter, such transferee shall be deemed to be a Holder for purposes of this Agreement.

   3.   Registration.

        (a) Filing of Shelf Registration Statement. Subject to the conditions set forth in this Agreement, the Company shall cause to be filed a Registration Statement under Rule 415 under the Securities Act relating to the sale by the Holders of all the Registrable Shares in accordance with the terms hereof, and shall use reasonable efforts to cause such Registration Statement to be filed with the SEC promptly after the expiration of the Lock-up Period and to be declared

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effective as soon thereafter as possible. The Company agrees to use reasonable efforts to keep the Registration Statement continuously effective until the date on which the Holders no longer hold any Registrable Shares or Units (hereinafter referred to as the "Shelf Registration Expiration Date").

                (b) Demand Registration. Subject to the conditions set forth in this Agreement, at any time after the Shelf Registration Expiration Date and while any Registrable Shares are outstanding, the Company shall, at the written request of any Holder who is unable to sell its Registrable Shares pursuant to Rule 144(k) under the Securities Act, cause to be filed as soon as practicable after the date of such request by such Holder a Registration Statement under Rule 415 under the Securities Act relating to the sale by the Holder of all of the Registrable Shares held by such Holder in accordance with the terms hereof, and shall use reasonable efforts to cause such Registration Statement to be declared effective by the SEC as soon as practicable thereafter. The Company may, in its sole discretion, elect to file the Registration Statement before receipt of notice from any Holder. The Company agrees to use reasonable efforts to keep the Registration Statement continuously effective thereafter until the date on which such Holder no longer holds any Registrable Shares.

                (c) Piggyback Registration. If at any time after the Shelf Registration Expiration Date and while any Registrable Shares or Units are outstanding (without any obligation to do so) the Company proposes to file a registration statement under the Securities Act with respect to an offering of Common Stock solely for cash (other than a registration statement (i) on Form S-8 or any successor form to such Form or in connection with any employee or director welfare, benefit or compensation plan, (ii) on Form S-4 or any successor form to such Form or in connection with an exchange offer, (iii) in connection with a rights offering exclusively to existing holders of Common Stock, (iv) in connection with an offering solely to employees of the Company or its Subsidiaries, or (v) relating to a transaction pursuant to Rule 145 of the Securities Act or any other "business combination" transaction), whether or not for its own account, the Company shall give prompt written notice of such proposed filing to the Holders. The notice referred to in the preceding sentence shall offer Holders the opportunity to register such amount of Registrable Shares as each Holder may request (a "Piggyback Registration"). Subject to the provisions of Section 4 below, the Company shall include in such Piggyback Registration, in the registration and qualification for sale under the blue sky or securities laws of the various states and in any underwriting in connection therewith all Registrable Shares for which the Company has received written requests for inclusion therein within fifteen (15) calendar days after the notice referred to above has been given by the Company to the Holders. Holders of Registrable Shares shall be permitted to withdraw all or part of the Registrable Shares from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration. If a Piggyback Registration is an underwritten primary registration on behalf of the Company and the managing underwriter advises the

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Company that the total number of shares of Common Stock requested to be included in such registration exceeds the number of shares of Common Stock which can be sold in such offering, the Company will include in such registration in the following priority: (i) first, all Common Stock the Company proposes to sell, and (ii) second, up to the full number of applicable Registrable Shares requested to be included in such registration by any Holders which, in the case of clause (ii) above, in the opinion of such managing underwriter, can be sold without adversely affecting the price range or probability of success of such offering.

        (d) The Company shall notify each Holder of the effectiveness of the Registration Statement and shall furnish to each Holder such number of copies of the Registration Statement (including any amendments, supplements and exhibits), the Prospectus contained therein (including each preliminary prospectus and all related amendments and supplements) and any documents incorporated by reference in the Registration Statement or such other documents as the Holder may reasonably request in order to facilitate its sale of the Registrable Shares in the manner described in the Registration Statement.

        (e) The Company shall prepare and file with the SEC from time to time such amendments and supplements to the Registration Statement and Prospectus used in connection therewith as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares until the earlier of
(i) such time as all of the Registrable Shares have been disposed of in accordance with the intended methods of disposition by the Holders as set forth in the Registration Statement or (ii) the date on which the Registration Statement ceases to be effective in accordance with the terms of this Section 3. Upon five business days' notice, the Company shall file any supplement or post-effective amendment to the Registration Statement with respect to the plan of distribution or such Holder's ownership interests in Registrable Shares that is reasonably necessary to permit the sale of the Holder's Registrable Shares pursuant to the Registration Statements. The Company shall file any necessary listing applications or amendments to the existing applications to cause the Shares registered under any Registration Statement to be then listed or quoted on the primary exchange or quotation system on which the Common Stock is then listed or quoted.

        (f) The Company shall promptly notify each Holder of, and confirm in writing, any request by the SEC for amendments or supplements to the Registration Statement or the Prospectus related thereto or for additional information. In addition, the Company shall promptly notify each Holder of, and confirm in writing, the filing of the Registration Statement or any Prospectus, amendment or supplement related thereto or any post-effective amendment to the Registration Statement and the effectiveness of any post-effective amendment.


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        (g) At any time when a Prospectus relating to the Registration
Statement is required to be delivered under the Securities Act, the Company shall immediately notify each Holder of the happening of any event as a result of which the Prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. In such event, the Company shall promptly prepare and furnish to each Holder a reasonable number of copies of a supplement to or an amendment of such Prospectus as may be necessary so that, as thereafter delivered to the purchasers of Registrable Shares, such Prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. The Company will, if necessary, amend the Registration Statement of which such Prospectus is a part to reflect such amendment or supplement.

        4. State Securities Laws. Subject to the conditions set forth in this Agreement, the Company shall, in connection with the filing of any Registration Statement hereunder, file such documents as may be necessary to register or qualify the Registrable Shares under the securities or "Blue Sky" laws of such states as any Holder may reasonably request, and the Company shall use its best efforts to cause such filings to become effective; provided, however, that the Company shall not be obligated to qualify as a foreign corporation to do business under the laws of any such state in which it is not then qualified or to file any general consent to service or process in any such state. Once effective, the Company shall use its best efforts to keep such filings effective until the earlier of (a) such time as all of the Registrable Shares have been disposed of in accordance with the intended methods of disposition by the Holder as set forth in the Registration Statement, (b) in the case of a particular state, a Holder has notified the Company that it no longer requires an effective filing in such state in accordance with its original request for filing or (c) the date on which the Registration Statement ceases to be effective. The Company shall promptly notify each Holder of, and confirm in writing, the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Shares for sale under the securities or "Blue Sky" laws of any jurisdiction or the initiation or threat of any proceeding for such purpose.

        5. Expenses. The Company shall bear all Registration Expenses incurred in connection with the registration of the Registrable Shares pursuant to this Agreement, except that each Holder shall be responsible for any brokerage or underwriting commissions and taxes of any kind (including, without limitation, transfer taxes) with respect to any disposition, sale or transfer of Registrable Shares sold by it and for any legal, accounting and other expenses incurred by it.


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        6. Cooperation. Each of the Holders hereby agrees (a) to cooperate with the Company and to furnish to the Company in a timely manner all such information concerning its plan of distribution and ownership interests with respect to its Registrable Shares and any other information as the Company may reasonably request in connection with the preparation of the Registration Statement and any filings with any state securities commissions and (b) to deliver or cause delivery of the Prospectus contained in the Registration Statement to any purchaser of the shares covered by the Registration Statement from the Holder.

        7. Suspension of Registration Requirement.

                (a) The Company shall promptly notify each Holder of, and confirm in writing, the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose. The Company shall use its best efforts to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment.

                (b) Notwithstanding anything to the contrary set forth in this Agreement, the Company's obligation under this Agreement to use its best efforts to cause the Registration Statement and any filings with any state securities commission to become effective or to amend or supplement the Registration Statement shall be suspended in the event and during such period as unforeseen circumstances exist (including without limitation (i) an underwritten primary offering by the Company if the Company is advised by the underwriters that sale of Registrable Shares under the Registration Statement would have a material adverse effect on the primary offering or (ii) pending negotiations relating to, or consummation of, a transaction or the occurrence of an event that would require additional disclosure of material information by the Company in the Registration Statement or such filing, as to which the Company has a bona fide business purpose for preserving confidentiality or which renders the Company unable to comply with SEC requirements) (such unforeseen circumstances being hereinafter referred to as a "Suspension Event") that would make it impractical or inadvisable to cause the Registration Statement or such filings to become effective or to amend or supplement the Registration Statement, but such suspension shall continue only for so long as such event or its effect is continuing but in no event will that suspension exceed 90 days. The Company shall notify the Holder of the existence and, in the case of circumstances referred to in clause (i) of this Section 7(b), nature of any Suspension Event.

                (c) Each holder of Registrable Shares whose Registrable Shares are covered by a Registration Statement filed pursuant to Section 3 hereof agrees, if requested by the Company in the case of a Company-initiated non-underwritten offering or if requested by the managing underwriter or underwriters in a Company-initiated underwritten offering, not to effect any public sale or

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distribution of any of the securities of the Company of any class included in such Registration Statement, including a sale pursuant to Rule 144 or Rule 144A under the Securities Act (except as part of such Company-initiated registration), during the 15-day period prior to, and during the 90-day period beginning on, the date of effectiveness of each Company-initiated offering made pursuant to such Registration Statement, to the extent timely notified in writing by the Company or the managing underwriters; provided, however, that such 90-day period shall be extended by the number of days from and including the date of the giving of any notice pursuant to Section 3(f) or (g) hereof to and including the date when each seller of Registrable Shares covered by such Registration Statement shall have received the copies of the supplemented or amended Prospectus contemplated by Section 3(g) hereof.

        8. Black-Out Period. Following the effectiveness of the Registration Statement and the filings with any state securities commissions, the Holders agree that they will not effect any sales of the Registrable Shares pursuant to the Registration Statement or any such filings at any time after they have received notice from the Company to suspend sales as a result of the occurrence or existence of any Suspension Event or so that the Company may correct or update the Registration Statement or such filing. The Holder may recommence effecting sales of the Shares pursuant to the Registration Statement or such filings following further notice to such effect from the Company, which notice shall be given by the Company not later than five days after the conclusion of any such Suspension Event. If so directed by the Company, Holders will deliver to the Company all copies of the Prospectus covering the Registrable Shares current at the time of receipt of such notice.

        9. Additional Shares. The Company, at its option, may register, under any registration statement and any filings with any state securities commissions filed pursuant to this Agreement, any number of unissued Common Stock of the Company or any Common Stock of the Company owned by any other shareholder or shareholders of the Company.

       10.      Indemnification.

       (a) Indemnification by the Company. The Company agrees to indemnify and hold harmless each Holder and each person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act of 1933 as follows:

                        (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto) pursuant to which the Registrable Shares were registered under the Securities Act, including all documents

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            incorporated therein by reference, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto), including all documents incorporated therein by reference, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

                  (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

                 (iii) against any and all expense whatsoever, as incurred (including reasonable fees and disbursements of counsel), reasonably incurred in investigating, preparing or defending against any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, in each case whether or not a party, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under subparagraph (i) or (ii) above;

provided, however, that the indemnity provided pursuant to this Section 10 does not apply to any Holder with respect to any loss, liability, claim, damage or expense to the extent arising out of (x) any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in the Registration Statement (or any amendment thereto) or the Prospectus (or any amendment or supplement thereto) or (y) such Holder's failure to deliver an amended or supplemental Prospectus if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred.

            (b) Indemnification by Holders. Each Holder severally agrees to indemnify and hold harmless the Company and the other selling Holders, and each of their respective directors and officers (including each director and officer of the Company who signed the Registration Statement), and each person, if any, who controls the Company or the other selling Holders within the meaning of

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Section 15 of the Securities Act, to the same extent as the indemnity contained in Section (a) hereof (except that any settlement described in Section 3(a)(ii) shall be effected with the written consent of such Holder), but only insofar as such loss, liability, claim, damage or expense arises out of or is based upon
(x) any untrue statement or omission, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in such Registration Statement (or any amendment thereto) or such Prospectus (or any amendment or supplement thereto) or (y) such Holder's failure to deliver an amended or supplemental Prospectus if such loss, liability, claim, damage or expense would not have arisen had such delivery occurred.

                     (c) Conduct of Indemnification Proceedings. The indemnified party shall give reasonably prompt notice to the indemnifying party of any action or proceeding commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the indemnifying party (i) shall not relieve it from any liability which it may have under the indemnity agreement provided in paragraphs (a) or (b) of this Section 10, unless and to the extent it did not otherwise learn of such action and the lack of notice by the indemnified party results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) shall not, in any event, relieve the indemnifying party from any obligations to the indemnified party other than the indemnification obligation provided under paragraphs (a) or (b) of this Section 10. If the indemnifying party so elects within a reasonable time after receipt of such notice, the indemnifying party may assume the defense of such action or proceeding at such indemnifying party's own expense with counsel chosen by the indemnifying party and approved by the indemnified party, which approval shall not be unreasonably withheld; provided, however, that, if the indemnified party reasonably determines that a conflict of interest exists where it is advisable for the indemnified party to be represented by separate counsel or that, upon advice of counsel, there may be legal defenses available to it which are different from or in addition to those available to the indemnifying party, then the indemnifying party shall not be entitled to assume such defense and the indemnified party shall be entitled to separate counsel at the indemnifying party's expense. If the indemnifying party is not entitled to assume the defense of such action or proceeding as a result of the proviso to the preceding sentence, the indemnifying party's counsel shall be entitled to conduct the indemnifying party's defense and counsel for the indemnified party shall be entitled to conduct the defense of the indemnified party, it being understood that both such counsel will cooperate with each other to conduct the defense of such action or proceeding as efficiently as possible. If the indemnifying party is not so entitled to assume the defense of such action or does not assume such defense, after having received the notice referred to in the first sentence of this paragraph, the indemnifying party will pay the reasonable fees and expenses of counsel for the indemnified party. In such event, however, the indemnifying party will not be liable for any settlement

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
effected without the written consent of the indemnifying party. If an indemnifying party is entitled to assume, and assumes, the defense of such action or proceeding in accordance with this paragraph, the indemnifying party shall not be liable for any fees and expenses of counsel for the indemnified party incurred thereafter in connection with such action or proceeding.

        11. Contribution. In order to provide for just and equitable contribution in circumstances in which the indemnity agreement provided for in
Section 10 is for any reason held to be unenforceable although applicable in accordance with its terms, the Company and each Holder shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity agreement incurred by the Company and each such Holder, in such proportion as is appropriate to reflect the relative fault of and benefits to the Company on the one hand and such Holder on the other, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative benefits to the indemnifying party and indemnified party shall be determined by reference to, among other things, the total proceeds received by the indemnifying party and indemnified party in connection with the offering to which such losses, claims, damages, liabilities or expenses relate. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether the action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, has been made by, or relates to information supplied by, the indemnifying party or the indemnified party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such action.

        The parties hereto agree that it would not be just or equitable if contribution pursuant to this Section 11 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 11, no Holder shall be required to contribute any amount in excess of the amount by which the total price at which the Registrable Shares of such Holder were offered to the public exceeds the amount of any damages which such Holder would otherwise have been required to pay by reason of such untrue statement or omission.

        Notwithstanding the foregoing, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 11, each person, if any, who controls a Holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such Holder, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

        12. No Other Obligation to Register. Except as otherwise expressly provided in this Agreement, the Company shall have no obligation to the Holders to register the Registrable Shares under the Securities Act.

        13.     Pledge of Shares and Units by Holders.

                (a) Pledge. As collateral security for performance of their respective obligations under the contribution agreements ("Contribution Agreements") pursuant to which the Operating Partnership is acquiring interests in certain properties, including five Class A office buildings, one retail center and three residential development properties, each Holder hereby pledges, assigns and transfers to the Company and the Operating Partnership a first priority lien on, and continuing first priority security interest in, all of the following property now owned or at any time hereafter acquired by such Holder or in which such Holder now has or at any time in the future may acquire any right, title or interest (collectively, the "Collateral"):

                        (i) its Pledged Interest (as defined below) and all of its rights and powers under the Operating Partnership Agreement and arising out of the ownership of the Common Stock, (including, without limitation, all of its voting and other rights in the Operating Partnership and the Company and all of its right, title and interest in and to property, assets, partnership interests and distributions under the Operating Partnership and the Company);

                        (ii) all Accounts (as defined below) arising out of its Pledged Interest;

                        (iii) all General Intangibles (as defined below) arising out of its Pledged Interest;

                        (iv) all present future rights of such Holder to receive any payment of money or other distribution or payment arising out of or in connection with its Pledged Interest;

                        (v)     any other property of the Operating
                Partnership to which such Holder now or in the future may be entitled in its capacity as a partner of the Operating Partnership by way of distribution, return of capital or otherwise;

                        (vi) any other claim which such Holder now has or may in the future acquire in its capacity as a partner of the

        Operating Partnership against the Operating Partnership and its property and the other partners thereof; and

           (vii) to the extent not otherwise included above, all Proceeds (as defined below) of any and all of the foregoing, including, without limitation, whatever is received upon any collection, exchange, sale or other disposition of any of the foregoing, and any property into which any of the foregoing is converted, whether cash or noncash proceeds, and any and all other amounts paid or payable under or in connection with any of the foregoing.

        (b)     Definitions. For purposes of this Section 13:

           (i) "Pledged Interest" means, with respect to each Holder, all general and limited partnership interests in the Operating Partnership held by such Holder, including Units, together with all certificates, options or rights of any nature whatsoever that may be issued or granted by the Operating Partnership to such Holder in respect of its Pledged Interest and the shares of Common Stock held by such Holder identified on Schedule 13(c) hereto; and

           (ii) The terms "Accounts," "General Intangibles," and "Proceeds" shall have the meanings assigned to such terms in the Uniform Commercial Code from time to time in effect in the State of Maryland.

        (c) Representations. Each Holder represents to the Company and the Operating Partnership as follows:

           (i) Such Holder is the record and beneficial owner of, and has good and marketable title to, the Pledged Interests listed opposite its name on Schedule 13(c), free of any and all liens or options in favor of, or claims of, any other Person, except the lien and security interest created by this Agreement. No security agreement, financing statement or other public notice with respect to all or any part of the Collateral pledged by such Holder is on file or of record in any public office, except such as have been filed in favor of the Company and the Operating Partnership pursuant to this Agreement.

           (ii) The security interest in the Pledged Interest and other Collateral granted by such Holder pursuant to this Agreement constitutes a perfected first priority security interest in favor of the Company and the Operating Partnership and is enforceable as such against all creditors of and purchasers from such Holder. All action necessary or desirable to perfect such security interest in each item of the Collateral pledged by such Holder, including the filing of financing statements in all appropriate public offices, shall have been duly taken on or before the closing of the Offering.

                   (iii) The address of the chief executive office or residence and principal place of business of such Holder is listed under its name on the signature pages hereto.

                (d) Covenants. Each Holder covenants and agrees with the Company and the Operating Partnership that, from and after the date of this Agreement until all obligations under this Agreement are satisfied:

                   (i) Further Documentation; Pledge of Instruments. At any time and from time to time, such Holder at its expense will promptly and duly execute and deliver such further instruments and documents and take such further action as may be required by applicable law, or as may be necessary or desirable, or that the Company or the Operating Partnership may reasonably request, for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted. Without limiting the generality of the foregoing, such Holder will execute and file such financing or continuation statements, or amendments thereto, and such other instruments, endorsements or notices, as may be required by applicable law, or as may be necessary or desirable, or that the Company or the Operating Partnership may deem necessary or desirable in order to perfect and preserve the liens created or intended to be created hereby. Such Holder hereby authorizes the Company and the Operating Partnership to file any such financing or continuation statement without the signature of such Holder to the extent permitted by applicable law. Copies of any such financing or continuation statements shall be promptly delivered to such Holder. In addition, simultaneously with the execution of this Agreement, each Holder who owns Common Stock identified on Schedule 13(c) shall deliver to the Operating Partnership certificates for such shares of Common Stock, registered in the name of such Holder, duly endorsed in blank or accompanied by stock powers duly executed by the Holder in blank. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note, other Instrument or Chattel Paper (as defined under the Uniform Commercial Code from time to time in effect in the

             State of Maryland), such note, Instrument or Chattel Paper shall be immediately delivered to the Company and the Operating Partnership, duly endorsed, if appropriate, in a manner satisfactory to the Company, to be held as Collateral pursuant to this Agreement.

                 (ii) Legend. The Operating Partnership Agreement shall be legended with a notification of the pledges and security interests created pursuant to this Agreement.

             (e) Release of Collateral. The Collateral of each Holder shall be released from the lien of the pledge and security interest created by this
Section 13 and returned to such Holder upon the expiration of the Lock-up Period; provided, however, that if any claim has been asserted against a Holder under the Contribution Agreements and remains unresolved upon the expiration of the Lock-up Period, the Company and the Operating Partnership may retain Collateral after such period and until such claim is resolved having a value equal to 150% of the reasonably estimated amount of such claim.

        14.  Holder Representations, Warranties and Agreements.

        Each Holder, jointly and not severally, and solely on behalf of itself, represents and warrants to, and agrees with, the Company, that:

             (a) Such Holder, if not a natural person, is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. Such Holder has all requisite power and authority to execute, deliver and perform this Agreement. All necessary proceedings of such Holder, if not a natural person, have been duly taken to authorize the execution, delivery, and performance of this Agreement by such Holder. This Agreement has been duly authorized by such Holder, if not a natural person, and executed, and delivered by such Holder, and is the legal, valid, and binding obligation of such Holder, and is enforceable as to such Holder in accordance with its terms. No consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by such Holder for the execution, delivery, or performance of this Agreement (except filings under the Securities Act which will be made and such consents consisting only of consents under Blue Sky or state securities laws which will be obtained) by such Holder. No consent of any party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which such Holder is a party, or to which any of such Holder's properties or assets are subject, is required for the execution, delivery, and performance of this Agreement which has not been obtained, and the execution, delivery, and performance of this Agreement will not violate, result in a breach of, conflict with, or (with or without giving of notice or the passage of time or both) entitle any party to terminate or call a default under any such contract, agreement, instrument, lease, license, arrangement, or understanding, or, if such Holder is not a natural person, violate or result in a breach of, or conflict with, any law, rule, regulation, order, judgment, or decree binding on such Holder or to which any of such Holder's operations, business, properties, or assets are subject, which, in any of such events, would prohibit, impair, or restrict the ability of such Holder to execute and deliver this Agreement, perform in accordance with the terms hereof, or consummate the transactions contemplated hereby, or would adversely affect the rights or benefits, or both, hereunder of any other party hereto.

                (b) Neither such Holder nor any of such Holder's affiliates (as defined in the regulations under the Securities Act), will take, directly or indirectly, during the term of this Agreement, any action designed to stabilize (except as may be permitted by applicable law) or manipulate the price of any security of the Company.

                (c) Such Holder shall promptly furnish to the Company any and all information as may be required by, or as may be necessary or advisable to comply with the provisions of, the Securities Act, the Exchange Act, and the rules and regulations of the SEC thereunder in connection with the preparation and filing of any Registration Statement pursuant hereto, or any amendment or supplement thereto, or any Preliminary Prospectus or Prospectus included therein. All information to be furnished to the Company by or on behalf of such Holder expressly for use in connection with the preparation of any Preliminary Prospectus, the Prospectus, the Registration Statement, or any amendment or supplement thereto, will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

        15. Underwritten Registration.

        No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) executes and delivers the underwriting agreement or similar documents relating thereto pursuant to which such Holder shall agree to sell, upon the terms and subject to the conditions therein set forth, such Holder's Registrable Securities on the basis provided therein, and (b) completes and executes all questionnaires, powers of attorney, indemnities, custodial or escrow agreements and other documents as may be necessary, advisable or required pursuant to the terms thereof or as may be from time to time reasonably requested by the underwriter or underwriters named therein, the Company, or their respective legal counsel, in connection therewith.

        In the event of any conflict between the indemnification and contribution terms as herein set forth and as set forth in any underwriting agreement entered pursuant hereto, the underwriting agreement shall control.

        16.     Survival of Representations and Agreements

        All representations, warranties, covenants, and agreements contained in this Agreement shall be deemed to be representations, warranties, covenants, and agreements at the effective date of each Registration Statement contemplated by this Agreement, and such representations, warranties, covenants, and agreements, including the indemnity and contribution agreements contained in Sections 10 and 11 hereof, shall remain operative and in full force and effect regardless of any investigation made by or on behalf of the Company, any Holder, or any Person which is entitled to be indemnified under Section 10 hereof, and shall survive termination of this Agreement.

        17. Amendments and Waivers. The provisions of this Agreement may not be amended, modified, or supplemented or waived without the prior written consent of the Company and the Holders of Registrable Shares, and, in the case of Sections 2, 13 and 24 hereof, without the prior written consent of Merrill Lynch.

        18. Notices. Except as set forth below, all notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or sent by telex or telecopier, registered or certified mail (return receipt requested), postage prepaid or courier or overnight delivery service to the respective parties at the following addresses (or at such other address for any party as shall be specified by like notice, provided that notices of a change of address shall be effective only upon receipt thereof), and further provided that in case of directions to amend the Registration Statement pursuant to Section 3(e), a Holder must confirm such notice in writing by overnight express delivery with confirmation of receipt:

        If to the Company:      Crescent Real Estate Equities, Inc.
                                c/o Crescent Real Estate Equities Limited
                                       Partnership
                                777 Main Street
                                Suite 2700
                                Fort Worth, Texas 76102
                                Attn:  John C. Goff
                                Telecopy:  (817) 878-0429

        If to the Holders:      As listed on the applicable Holder Signature
                                Page.

In addition to the manner of notice permitted above, notices given pursuant to Sections 3, 7 and 8 hereof may be effected telephonically and confirmed in writing thereafter in the manner described above.

        19. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their respective successors and assigns and shall inure to the benefit of the parties hereto. This Agreement may not be assigned by any Holder and any attempted assignment hereof by any Holder will be void and of no effect and shall terminate all obligations of the Company hereunder; provided, however, that any Holder may assign its rights hereunder to any person to whom such Holder may Dispose of Shares and/or Units pursuant to Section 2(b) hereof.

        20. Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

        21. Governing Law. The Agreement shall be governed by and construed in accordance with the laws of the State of Maryland applicable to contracts made and to be performed wholly within said State.

        22. Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby, it being intended that all of the rights and privileges of the parties hereto shall be enforceable to the fullest extent permitted by law.

        23. Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be the complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein, with respect to such subject matter. This Agreement supersedes all prior agreements and understandings (except the Contribution Agreements) between the parties with respect to such subject matter.

        24. Third Party Beneficiary. Merrill Lynch shall be a third party beneficiary or intended beneficiary to the agreement made by the Holders pursuant to Section 2 hereof and shall have the right to enforce such agreement directly to the extent it deems such enforcement necessary or desirable to protect its rights hereunder.

        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

                                        CRESCENT REAL ESTATE EQUITIES, INC.



                                        By /s/ JOHN C. GOFF
                                          ---------------------------------
                                          Name:
                                          Title:

                                        CRESCENT REAL ESTATE EQUITIES
                                          LIMITED PARTNERSHIP



                                        By: CRESCENT REAL ESTATE
                                              EQUITIES, LTD., its general
                                              partner



                                            By: /s/ JOHN C. GOFF
                                                ---------------------------
                                                Name:
                                                Title:

               REGISTRATION RIGHTS, LOCK-UP AND PLEDGE AGREEMENT
                             HOLDER SIGNATURE PAGE

                                   Holder: Richard E. Rainwater


                                            /s/ Richard E. Rainwater
                                   --------------------------------------------
                                   Print Name: Richard E. Rainwater


                                   Address for Notice:

                                   777 Main Street, Suite 2700
                                   Fort Worth, Texas 76102


                                   Holder: FW-Irving Partners, Ltd.

                                   By:     Rainwater, Inc., its general partner


                                              /s/ Gerald W. Haddock
                                   --------------------------------------------
                                   Print Name:  Gerald W. Haddock,
                                                Vice President


                                   Address for Notice:
                                   ------------------

                                   777 Main Street, Suite 2700
                                   Fort Worth, Texas  76102


                                   Holder: MacArthur Center Partnership, Ltd.

                                   By:     Rainwater, Inc., its general partner


                                              /s/ Gerald W. Haddock
                                   --------------------------------------------
                                   Print Name:  Gerald W. Haddock,
                                                Vice President


                                   Address for Notice:
                                   ------------------

                                   777 Main Street, Suite 2700
                                   Fort Worth, Texas  76102


                                   Holder: 777 Main Street Corporation


                                                /s/ John C. Goff
                                   --------------------------------------------
                                   Print Name:  John C. Goff,
                                                Vice President


                                   Address for Notice:
                                   ------------------

                                   777 Main Street, Suite 2700
                                   Fort Worth, Texas  76102


                                   Holder: Mira Vista Investors, L.P.

                                   By:     Rainwater, Inc., a general partner


                                              /s/ Gerald W. Haddock
                                   --------------------------------------------
                                   Print Name:  Gerald W. Haddock,
                                                Vice President


                                   Address for Notice:
                                   ------------------

                                   777 Main Street, Suite 2700
                                   Fort Worth, Texas  76102


                                   Holder: RRCC Limited Partnership

                                   By:     Rainwater, Inc., a general partner


                                              /s/ Gerald W. Haddock
                                   --------------------------------------------
                                   Print Name:  Gerald W. Haddock,
                                                Vice President


                                   Address for Notice:
                                   ------------------

                                   777 Main Street, Suite 2700
                                   Fort Worth, Texas  76102


                                   Holder: 777 Main Holding, Ltd.

                                   By:     Tower Holdings, Inc.,
                                           its general partner


                                                /s/ John C. Goff
                                   --------------------------------------------
                                   Print Name:  John C. Goff,
                                                Vice President


                                   Address for Notice:
                                   ------------------

                                   777 Main Street, Suite 2700
                                   Fort Worth, Texas  76102


                                   Holder: RainAm Investment Properties, Ltd.
                                            By Rainwater, Inc.,
                                            its general partner


                                              /s/ Gerald W. Haddock
                                   --------------------------------------------
                                   Print Name:  Gerald W. Haddock,
                                                Vice President


                                   Address for Notice:
                                   ------------------

                                   777 Main Street, Suite 2700
                                   Fort Worth, Texas  76102


                                   Holder: Rainwater, Inc.


                                              /s/ Gerald W. Haddock
                                   --------------------------------------------
                                   Print Name:  Gerald W. Haddock,
                                                Vice President


                                   Address for Notice:
                                   ------------------

                                   777 Main Street, Suite 2700
                                   Fort Worth, Texas  76102


                                   Holder: LAS COLINAS PLAZA, LTD.
                                           By: Rosewood Property Company

                                           /s/ Paul E. Rowsey III
                                   --------------------------------------------
                                   Print Name: Paul E. Rowsey III,
                                               President/Commercial Group

                                   Address for Notice:
                                   -------------------

                                   500 Crescent Court, Suite 300
                                   Dallas, Texas 75201


                                   Holder: Rosewood Property Company

                                           /s/ Paul E. Rowsey III
                                   --------------------------------------------
                                   Print Name: Paul E. Rowsey III,
                                               President/Commercial Group

                                   Address for Notice:
                                   -------------------

                                   500 Crescent Court, Suite 300
                                   Dallas, TX 75201

                                   SCHEDULE A


777 Main Holding, Ltd.

777 Main Street Corporation

MacArthur Center Partnership, Ltd.

RRCC Limited Partnership

Mira Vista Investors, L.P.

RainAm Investment Properties, Ltd.

FW-Irving Partners, Ltd.

Rainwater, Inc.

Richard E. Rainwater

Las Colinas Plaza, Ltd.

Rosewood Property Company

                                 SCHEDULE 13(c)

              HOLDER                              PLEDGED INTEREST
              ------                              ----------------

777 Main Holding, Ltd.                  505,080 Units, representing a 2.4%
                                        limited partnership interest in the
                                        Operating Partnership

777 Main Street Corporation             16,377 Units, representing a 0.1%
                                        limited partnership interest in the
                                        Operating Partnership

MacArthur Center Partnership, Ltd.      433,969 Units, representing a 2.1%
                                        limited partnership interest in the
                                        Operating Partnership

RRCC Limited Partnership                2,475,342 Units, representing a 12.0%
                                        limited partnership interest in the
                                        Operating Partnership

Mira Vista Investors, L.P.              617,392 Shares of Common Stock

RainAm Investment Properties, Ltd.      644,223 Units, representing a 3.1%
                                        limited partnership interest in the
                                        Operating Partnership

FW-Irving Partners, Ltd.                635,668 Units, representing a 3.1%
                                        limited partnership interest in the
                                        Operating Partnership

Rainwater, Inc.                         1,600,000 Units, representing a 7.7%
                                        limited partnership interest in the
                                        Operating Partnership

Las Colinas Plaza, Ltd.                 107,527 Units, representing a 0.5%
                                        limited partnership interest in the
                                        Operating Partnership

Rosewood Property Company               39,101 Units, representing a 0.2%
                                        limited partnership interest in the
                                        Operating Partnership